SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported): July 1, 2002

JUNIPER NETWORKS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-26339 (Commission File No.)	77-0422528 (IRS Employer Identification No.)

1194 North Mathilda Avenue
Sunnyvale, CA 94089
(Address of Principal Executive Offices)

(408) 745-2000
(Registrant’s Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.3

Item 2. Acquisition or Disposition of Assets.

     On July 1, 2002, Juniper Networks, Inc., a Delaware corporation (the “Company”), completed its acquisition of Unisphere Networks, Inc., a Delaware corporation (“Unisphere”), a privately held provider of data networking equipment optimized for applications at the edge of service provider networks (the “Acquisition”). In the Acquisition, Homer Acquisition Corporation, a wholly-owned subsidiary of the Company, merged with and into Unisphere such that Unisphere became a wholly-owned subsidiary of the Company after the Acquisition. In exchange for their shares of Unisphere common stock, the former shareholders of Unisphere received an aggregate of 36,500,000 shares of common stock of the Company and cash totaling $375 million. The cash portion of the consideration was paid from the Company’s operating cash. Immediately prior to the Acquisition, Siemens Corporation owned approximately 98.4% of the outstanding capital stock of Unisphere.

     The shares of the Company’s common stock were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 3(a)(10) thereof.

     The Company’s press release dated July 2, 2002 announcing the completion of the Acquisition is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

The required financial statements will be filed by amendment hereto not later than September 16, 2002.

(b)	Pro Forma Financial Information.

The required pro forma financial information will be filed by amendment hereto not later than September 16, 2002.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of May 17, 2002 by and among Juniper Networks, Inc., Homer Acquisition Corporation, Unisphere Networks, Inc. and Siemens Corporation

2.2	Stockholder Agreement by and between Juniper Networks, Inc. and Siemens Corporation

23.1	Consent of KPMG LLP*

99.1	Unisphere Networks, Inc. Financial Statements*

99.2	Pro Forma Financial Statements*

99.3	Registrant’s press release dated July 2, 2002 announcing the completion of the Acquisition

*	to be filed by amendment hereto not later than September 16, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER NETWORKS, INC.
Dated: July 12, 2002	By:	/s/ Lisa C. Berry

Lisa C. Berry Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of May 17, 2002 by and among Juniper Networks, Inc., Homer Acquisition Corporation, Unisphere Networks, Inc. and Siemens Corporation

2.2	Stockholder Agreement by and between Juniper Networks, Inc. and Siemens Corporation

23.1	Consent of KPMG LLP*

99.1	Unisphere Networks, Inc. Financial Statements*

99.2	Pro Forma Financial Statements*

99.3	Registrant’s press release dated July 2, 2002 announcing the completion of the Acquisition

*	to be filed by amendment hereto not later than September 16, 2002.